EXHIBIT 28 (i)

The Law Office of Edward Fackenthal
Ste 209 One Montgomery Plaza
Norristown, Pa. 19401

May   , 2010

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

Re:           Opinion of Counsel

Dear Ladies & Gentlemen:

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.

BY:	/s/ Edward Fackenthal
Edward Fackenthal